PriceSmart Announces Fourth Quarter and

Fiscal Year Results of Operations

San Diego, CA (October 27, 2016) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the fourth quarter and the twelve months of fiscal year 2016 which ended on August 31, 2016.

For the fourth quarter of fiscal year 2016, net warehouse club sales increased 1.3% to $686.4 million from $677.3 million in the fourth quarter of fiscal year 2015. Total revenues for the fourth quarter of fiscal year 2016 were $711.1 million compared to $699.2 million in the comparable period of the prior year. The Company had 38 warehouse clubs in operation as of August 2016 compared to 37 warehouse clubs in operation as of August 2015.

The Company recorded operating income during the quarter of $32.8 million, as compared to operating income of $34.9 million in the prior year. Net income was $22.3 million, or $0.74 per diluted share, in the fourth quarter of fiscal year 2016 as compared to $22.4 million, or $0.75 per diluted share, in the fourth quarter of fiscal year 2015.

For the twelve months ended August 31, 2016, net warehouse club sales increased 3.7% to $2.8 billion, from $2.7 billion for the twelve months ended August 31, 2015.  Total revenues for the twelve months ended August 31, 2016 increased 3.7% to $2.9 billion from $2.8 billion in the same period of the prior year. For the twelve months ended August 31, 2016, the Company recorded operating income of $136.7 million and net income of $88.7 million, or $2.92 per diluted share. During the twelve months ended August 31, 2015, the Company recorded operating income of $146.4 million and net income of $89.1 million, or $2.95 per diluted share.

The net income for the fourth quarter and the fiscal year includes the beneficial effect of a  reduced effective tax rate, contributing approximately $0.06 per diluted share for the three and twelve month periods.

The Company filed its Annual Report on Form 10-K for the year ended August 31, 2016 on October 27, 2016.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00a.m. Pacific time) on Friday, October 28, 2016, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (866) 431-5320 toll free, or (719) 785-1748 for international callers and entering participant code 3727333. A digital replay will be available through November 30, 2016, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering replay passcode 3727333.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 39 warehouse clubs in 12 countries and one U.S. territory (seven in Colombia; six in Costa Rica; five in Panama; four in Trinidad; three each in Guatemala, the Dominican Republic and Honduras; two each in El Salvador and Nicaragua; and one each in Aruba, Barbados, Jamaica and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs and grow sales in our existing locations; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we have begun to offer limited online shopping to our members, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; our profitability is vulnerable to cost increases; we face difficulties in the shipment of and risks inherent in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks that might not be adequately compensated by insurance; general economic conditions could adversely impact our business in various respects; our failure to maintain our brand and reputation could adversely affect our results of operations; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we rely extensively on computer systems to process transactions, summarize results and manage our business, and failure to adequately maintain our systems and disruptions in our systems could harm our business and adversely affect our results of operations; we could be subject to additional tax liabilities or subject to reserves on the recoverability of tax receivables; a few of our stockholders own approximately 25.3% of our voting stock as of August 31, 2016, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; failure to attract and retain qualified employees, increases in wage and benefit costs, changes in laws and other labor issues could materially adversely affect our financial performance; we face the possibility of operational interruptions related to union work stoppages; we are subject to volatility in foreign currency exchange rates and limits on our ability to convert foreign currencies into U.S. dollars; we face the risk of exposure to product liability claims, a product recall and adverse publicity; any failure to maintain the security of the information relating to our company, members, employees and vendors that we hold, whether as a result of cybersecurity attacks on our information systems, failure of internal controls, employee negligence or malfeasance or otherwise, could damage our reputation with members, employees, vendors and others, could disrupt our operations, could cause us to incur substantial additional costs and to become subject to litigation and could materially adversely affect our operating results; we are subject to payment related risks; changes in accounting standards and assumptions, projections, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; we face compliance risks related to our international operations; if remediation costs or hazardous substance contamination levels at certain properties for which we maintain financial responsibility exceed management's current expectations, our financial condition and results of operations could be adversely impacted. The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2016 filed on October 27, 2016 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting

Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2016	2015	2016	2015
Revenues:
Net warehouse club sales	$686,375	$677,282	$2,820,740	$2,721,132
Export sales	11,941	9,154	33,813	33,279
Membership income	11,555	11,471	45,781	43,673
Other income	1,181	1,275	4,842	4,519
Total revenues	711,052	699,182	2,905,176	2,802,603
Operating expenses:
Cost of goods sold:
Net warehouse club	585,183	577,302	2,417,366	2,321,074
Export	11,461	8,812	32,260	31,765
Selling, general and administrative:
Warehouse club operations	63,782	62,279	252,130	241,285
General and administrative	16,258	14,690	64,344	56,371
Pre-opening expenses	802	326	1,191	3,737
Loss/(gain) on disposal of assets	763	918	1,162	2,005
Total operating expenses	678,249	664,327	2,768,453	2,656,237
Operating income	32,803	34,855	136,723	146,366
Other income (expense):
Interest income	527	245	1,307	1,058
Interest expense	(1,411)	(1,681)	(5,891)	(6,440)
Other income (expense), net	119	214	(899)	(4,388)
Total other income (expense)	(765)	(1,222)	(5,483)	(9,770)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	32,038	33,633	131,240	136,596
Provision for income taxes	(9,736)	(11,188)	(42,849)	(47,566)
Income (loss) of unconsolidated affiliates	(30)	2	332	94
Net income	$22,272	$22,447	$88,723	$89,124
Net income per share available for distribution:
Basic net income per share	$0.74	$0.75	$2.92	$2.95
Diluted net income per share	$0.74	$0.75	$2.92	$2.95
Shares used in per share computations:
Basic	29,956	29,888	29,928	29,848
Diluted	29,961	29,895	29,933	29,855
Dividends per share	$0.35	$0.35	$0.70	$0.70

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	August 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$199,522	$157,072
Short-term restricted cash	518	61
Receivables, net of allowance for doubtful accounts of $7 as of August 31, 2016 and $0 as of August 31, 2015, respectively	7,464	9,662
Merchandise inventories	282,907	267,175
Prepaid expenses and other current assets	22,143	22,535
Total current assets	512,554	456,505
Long-term restricted cash	2,676	1,464
Property and equipment, net	473,045	433,040
Goodwill	35,637	35,871
Deferred tax assets	12,258	14,845
Other non-current assets (includes $3,224 and $4,129 as of August 31, 2016 and August 31, 2015, respectively, for the fair value of derivative instruments)	49,798	39,182
Investment in unconsolidated affiliates	10,767	10,317
Total Assets	$1,096,735	$991,224
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$16,534	$6,606
Accounts payable	267,173	241,978
Accrued salaries and benefits	19,606	17,977
Deferred membership income	20,920	20,184
Income taxes payable	4,226	9,595
Other accrued expenses (includes $110 and $66 as of August 31, 2016 and August 31, 2015, respectively, for the fair value of foreign currency forward contracts)	24,880	23,558
Long-term debt, current portion	14,565	17,169
Total current liabilities	367,904	337,067
Deferred tax liability	1,760	1,755
Long-term portion of deferred rent	8,961	6,595
Long-term income taxes payable, net of current portion	970	1,402
Long-term debt, net of current portion	73,542	73,365
Other long-term liabilities includes $1,514 and $1,699 for the fair value of derivative instruments and $4,013 and $2,757 for post employment plans as of August 31, 2016 and August 31, 2015, respectively)	5,527	4,456
Total Liabilities	458,664	424,640

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Equity:
Common stock $0.0001 par value, 45,000,000 shares authorized; 31,237,658 and 30,977,764 shares issued and 30,401,307 and 30,184,584 shares outstanding (net of treasury shares) as of August 31, 2016 and August 31, 2015, respectively	3	3
Additional paid-in capital	412,369	403,168
Tax benefit from stock-based compensation	11,321	10,711
Accumulated other comprehensive loss	(103,951)	(101,512)
Retained earnings	351,060	283,611
Less: treasury stock at cost, 836,351 and 793,180 shares as of August 31, 2016 and August 31, 2015, respectively	(32,731)	(29,397)
Total Equity	638,071	566,584
Total Liabilities and Equity	$1,096,735	$991,224